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March 27, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Exhibit 23, Form N-1A
          Calvert Social Investment Fund
          2-75106 and 811-3334

Ladies and Gentlemen:

     As counsel to Calvert Group, Ltd., it is my opinion that the securities being registered by this Post-effective Amendment No. 27 will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to Calvert Social Investment Fund (the "Trust"), including its Declaration of Trust, its By-laws, other original or Photostat copies of Trust records, certificates of public officials, documents, papers, statutes, and authorities as deemed necessary to form the basis of this opinion.

     Therefore, I consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Trust's Post-Effective Amendment No. 27 to its Registration Statement.

Sincerely,


/s/ Susan Walker Bender

Susan Walker Bender
Associate General Counsel